Elverson National Bank

                 SPECIAL MEETING OF SHAREHOLDERS - ______, 1998

     The undersigned shareholder of Elverson National Bank ("Elverson") hereby appoints _________ and __________, both with full power of substitution, to vote all shares of Common Stock of Elverson that the undersigned is entitled to vote if personally present at the Special Meeting of Shareholders of Elverson to be held on _________, 1998, and at any adjournments or postponements thereof as indicated below. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

     The Board of Directors of Elverson recommends a vote FOR Proposal 1:

     1. To approve, adopt, ratify and confirm the Amended Agreement and Plan of Merger dated as of July 21, 1998 (the "Merger Agreement"), among National Penn Bancshares, Inc., a Pennsylvania corporation ("NPB"), National Penn Bank, a national banking association and a wholly owned subsidiary of NPB ("NP Bank"), and Elverson. A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Annex A. As more fully described in the Proxy Statement, the Merger Agreement provides that: (i) Elverson will be merged with and into NP Bank (the "Merger"), with NP Bank continuing as the surviving corporation, and NP Bank will thereafter continue to be a wholly owned subsidiary of NPB; and (ii) each issued and outstanding share of Common Stock, par value $1.25 per share (collectively, the "Shares"), of Elverson, other than Shares owned by Elverson, NPB, NP Bank, any other wholly owned subsidiary of NPB or Shares held by shareholders of Elverson who properly exercise their dissenters' rights under the National Bank Act, will be converted, upon the consummation of the Merger, into the right to receive 1.46875 shares of common stock of NPB (subject to an exchange ratio adjustment).

               FOR  [   ]           AGAINST  [   ]        ABSTAIN  [   ]

     2. In the discretion of the proxies, to vote upon such other business as may properly come before the Special Meeting, and any adjournment or postponement thereof.

               FOR  [   ]           AGAINST  [   ]        ABSTAIN  [   ]

     This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR PROPOSAL 1 and, in the discretion of the proxies, to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELVERSON.


                                                ________________________________
                                                (Date)

                                                ________________________________
                                                (Signature)

                                                ________________________________
                                                (Title)

                                                (Signature, if held jointly)

                                                When shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee,
                                                guardian, corporate officer or
                                                partner, please give full title
                                                as such. If a corporation,
                                                please sign in corporate name by
                                                President or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by authorized person. This Proxy
                                                votes all shares held in all
                                                capacities.


                   Please mark, sign, date and mail promptly.